Exhibit 23.1


                          INDEPENDENT AUDITORS' CONSENT



       We consent to the incorporation by reference in this Amendment No. 2 to Registration Statement No. 333-64447 of Heilig-Meyers Company on Form S-3 of our report dated March 25, 1998, appearing in Amendment No. 2 to the Annual Report on Form 10-K of Heilig-Meyers Company and subsidiaries for the year ended February 28, 1998, and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.




/s/ Deloitte & Touche LLP

Richmond, Virginia


 January 6, 1999